Exhibit 99.1
Latch receives extension from Nasdaq Hearings Panel, additional notification of non-compliance

NEW YORK, April 11, 2023 -- Latch, Inc. (NASDAQ: LTCH) (the “Company”), maker of LatchOS, the full-building enterprise software-as-a-service (SaaS) platform, today announced that on April 5, 2023, the Company received a decision from a Nasdaq Hearings Panel (the “Panel”) granting the Company’s request for continued listing on the Nasdaq Global Select Market, subject to the Company demonstrating compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) on or before August 4, 2023, and certain other conditions.

As previously disclosed, the Company received delisting notifications from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) following the Company’s failure to timely file its Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2022 and September 30, 2022 (together, the “Delinquent Quarterly Reports”) with the Securities and Exchange Commission (the “SEC”).

Additionally, as reported in a Notification of Late Filing on Form 12b-25 filed with the SEC on April 3, 2023, the Company was unable to timely file its Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”) with the SEC due to the ongoing restatement of the Company’s consolidated financial statements for 2019, 2020, 2021, and the first quarter of 2022 (all such interim and annual periods, the “Affected Periods”). Furthermore, as a result of the ongoing restatement, the Company does not anticipate timely filing its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 (the “First Quarter 2023 Report”) with the SEC.

The Company also previously disclosed that it presented a plan to regain compliance (the “Compliance Plan”) with the Listing Rule at a March 23, 2023 hearing before the Panel. As set forth in the Compliance Plan, the Company intends to regain compliance with the Listing Rule by filing with the SEC, on or before August 4, 2023, (i) the Annual Report, within which the Company expects to include restated financial statements for each of the Affected Periods, (ii) the Delinquent Quarterly Reports, and (iii) the First Quarter 2023 Report.

As noted above, on April 5, 2023, the Company received a decision from the Panel granting the Company’s request for continued listing on The Nasdaq Global Select Market, subject to the Company demonstrating compliance with the Listing Rule on or before August 4, 2023, and certain other conditions.

On April 6, 2023, the Company received an additional notice from the Staff (the “April Notice”) notifying the Company that it is not in compliance with the Listing Rule as a result of its failure to timely file the Annual Report with the SEC. The April Notice has no immediate effect on the listing or trading of the Company’s shares of common stock or warrants. However, if the Company fails to regain compliance with the Listing Rule by August 4, 2023, the Company’s shares of common stock and warrants will be subject to delisting from Nasdaq.

There can be no assurances that the Company will be able to file the Annual Report, the Delinquent Quarterly Reports, and the First Quarter 2023 Report on or before August 4, 2023.

About Latch, Inc.
Latch makes spaces better places to live, work, and visit through a system of software, devices, and services. For more information, please visit https://www.latch.com.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding adoption of the Company’s technology and products. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “would,” “will continue,” “will likely result” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking information includes, but is not limited to, statements regarding: the Company’s future products, performance, and operations, and the related benefits to shareholders, customers, and residents; the Company’s strategy; the Company’s ability to file the Annual Report, the Delinquent Quarterly Reports, and the First Quarter 2023 Report by August 4, 2023; and the Company’s ability to otherwise comply with the Listing Rule. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including the Company’s ability to implement business plans and changes and developments in the industry in which the Company competes. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2022, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. The Company does not give any assurance that it will achieve its expectations.
CONTACTS:
Investors:
investors@latch.com
Media:
press@latch.com